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                                                                   Exhibit 11.1


                        Computation of Earnings per Share


                                                    Three months ended               Nine months ended
                                                ---------------------------     ---------------------------
                                                  July 28,        August 3,      July 28,         August 3,
                                                    1996            1997           1996             1997
                                                -----------     -----------     -----------     -----------
Primary Earnings per Common and
   Common Equivalent Share:

   Average Market Price                         $     19.34     $     17.07     $     19.34     $     17.26

   Weighted average common shares
     outstanding during period                    7,659,854       7,685,087       7,659,854       7,655,075

   Common Stock Equivalents -
     Common Stock Options                           108,994          75,478          97,300          86,867
                                                -----------     -----------     -----------     -----------

   Weighted average common and
     common equivalent shares                     7,768,848       7,760,565       7,757,154       7,741,942
                                                ===========     ===========     ===========     ===========
   Net earnings for period                      $ 2,148,341     $ 2,795,432     $ 5,033,792     $ 7,171,747
                                                ===========     ===========     ===========     ===========

Primary earnings per share                      $       .28     $       .36     $       .65     $       .93
                                                ===========     ===========     ===========     ===========


Fully Diluted Earnings per Common and
   Common Equivalent Share:

   Greater of average market price or
     closing market price                       $     19.34     $     18.69     $     19.34     $     18.69

   Weighted average common shares
     outstanding during period (from above)       7,659,854       7,685,087       7,659,854       7,655,075


   Common Stock Equivalents - Common
     Stock Options                                  108,994         124,761          97,300         124,761
                                                  ---------     -----------     -----------     -----------

   Fully diluted weighted average
     common and common equivalent shares          7,768,848       7,809,848       7,757,154       7,779,836
                                                ===========     ===========     ===========     ===========

   Net earnings for the period                  $ 2,148,341     $ 2,795,432     $ 5,033,792     $ 7,171,747
                                                ===========     ===========     ===========     ===========

   Fully diluted earnings per share             $       .28     $       .36     $       .65     $       .92
                                                ===========     ===========     ===========     ===========
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